Exhibit 99.1

Valion Bio and Shear Kershman Laboratories Successfully Formulate Oral Mucosal Entolimod; Valion Sees Potential for Multi-Fold Expansion of Long-Term Opportunity

Needle-free program creates a potential second development pathway alongside Valion's injectable Entolimod program

Next study will test whether the formulation delivers measurable amounts of Entolimod into the bloodstream

SAN ANTONIO, TX / September 30, 2026 / -- Valion Bio, Inc. (Nasdaq: VBIO) ("Valion" or the "Company") and Shear Kershman Laboratories ("SKL") today announced the successful completion of formulation work under the companies' ongoing program to develop a novel oral mucosal formulation of Entolimod*, Valion's investigational biologic aimed at protecting cells from severe damage or death from radiation exposure, using SKL's proprietary BioViscid™ drug-delivery platform.

The milestone advances a potential second delivery pathway for Entolimod, which has historically been administered by injection. The BioViscid™-Entolimod formulation is designed to deliver Entolimod through the lining of the mouth. If further studies demonstrate effective delivery and the product receives appropriate authorization or approval, a needle-free formulation could significantly expand how and where Entolimod is deployed during radiological or nuclear emergencies.

"The opportunity we are investigating goes beyond changing how Entolimod is administered," said Dean Zikria, Interim Chief Executive Officer of Valion. "An oral gel formulation with demonstrated systemic delivery, appropriate stability and an approved or authorized use could allow us to explore deployment models that are difficult to achieve with an injectable product."

A Potential Role for Entolimod Before and After Exposure

In published animal studies of injected Entolimod given before lethal radiation, mice were protected from both the gastrointestinal and hematopoietic forms of acute radiation syndrome ("ARS"). In a separate study, non-human primates given injected Entolimod 48 hours after exposure showed improved survival, with faster recovery of the bone marrow and the lining of the gut.1,2

The distinction matters for preparedness. All current U.S. Food and Drug Administration (FDA)-approved products address only the hematopoietic, or bone marrow, form of ARS in patients who have already been exposed to myelosuppressive doses of radiation. No treatment is currently approved for the gastrointestinal indication.3 A product demonstrated to work for both forms, before and/or after exposure, and suitable for distribution to personnel in advance, could serve an additional use case.

Valion believes successful development could support evaluation of:

•	Distributed readiness: Supplying Entolimod doses to designated military or emergency-response personnel in advance of potential exposure.

•	Needle-free administration: Reducing reliance on injections and the personnel and supplies needed to give them.

•	Simpler storage and transport: Testing whether the formulation can achieve stability that eases storage and deployment, potentially including eliminating or reducing refrigeration needs.

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How Valion Views the Potential Oral Mucosal Delivery Opportunity

If oral mucosal Entolimod is successfully developed and authorized or approved, the number of doses potentially required in the United States could be approximately 10 to 40 times that of Valion's injectable program. The estimate assumes that every one of about 2.0 million active-duty and Selected Reserve service members, 1.0 million firefighters and 790,000 full-time sworn law enforcement officers is supplied.4,5,6,7,8 It is an estimate of a possible addressable opportunity, not a revenue forecast, an estimate of committed purchases, or a measure of demonstrated demand. Its realization depends on product performance, regulatory decisions, procurement priorities and funding.

"Our injectable program remains a priority," said Mr. Zikria. "The oral mucosal program allows us to investigate whether Entolimod could eventually serve additional preparedness needs. We look forward to additional stability, systemic-delivery, safety and efficacy data, which will help us determine the full potential of this program."

Next Milestone: Evaluating Systemic Exposure

Oral mucosal delivery is being investigated because it is designed to enable absorption across the oral mucosa and into systemic circulation, potentially avoiding gastrointestinal degradation and first-pass metabolism associated with conventional oral delivery of biologic molecules, such as swallowing tablets or capsules.9

"Successfully incorporating Entolimod into BioViscid™ and completing this stage of formulation work represents an important technical milestone," said Dr. Blake Hawley, Principal of Shear Kershman Laboratories. "We can now move toward answering the next key question: whether oral mucosal administration produces measurable systemic exposure to Entolimod and, if so, characterizing the pharmacokinetic profile of that absorption."

Demonstration of systemic exposure would represent the next key development milestone for the needle-free program and would inform subsequent formulation optimization, dosing and development activities.

* Valion holds an exclusive worldwide license from Statera Biopharma to develop and commercialize Entolimod for acute radiation syndrome, radiation-induced neutropenia with an exclusive option for other indications.

Sources

1 Burdelya LG, et al. Science. 2008;320(5873):226-230. doi:10.1126/science.1154986. .

2 Krivokrysenko VI, et al. PLoS One. 2015;10(9):e0135388. doi:10.1371/journal.pone.0135388

3 U.S. FDA, Radiological and Nuclear Emergency Preparedness, approved medical countermeasures (accessed September 2026).

4 Radiation Injury Treatment Network. Concept of Operations (CONOPS), November 13, 2020, Table 1. ritn.net.

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5 Knebel AR, Coleman CN, Cliffer KD, et al. (HHS/ASPR). Allocation of scarce resources after a nuclear detonation: setting the context. Disaster Med Public Health Prep. 2011;5(Suppl 1):S20–S31. doi:10.1001/dmp.2011.25.

6 U.S. Department of Defense. 2024 Demographics: Profile of the Military Community. Table 1.02 and Table 2.03. militaryonesource.mil.

7 National Fire Protection Association. Number of Firefighters in the U.S. 2023: nfpa.org.

8 U.S. Bureau of Justice Statistics. Census of State and Local Law Enforcement Agencies, 2018 Statistical Tables (NCJ 302187, October 2022): bjs.ojp.gov.

9 Zhang H, Zhang J, Streisand JB. "Oral mucosal drug delivery: clinical pharmacokinetics and therapeutic applications." Clin Pharmacokinet. 2002;41(9):661-80. doi: 10.2165/00003088-200241090-00003. PMID: 12126458.

About Shear Kershman Laboratories

Shear Kershman Laboratories is a pharmaceutical technology company developing proprietary drug-delivery technologies designed to address formulation and delivery challenges across a range of therapeutic compounds. SKL’s lead platform, BioViscid™, is a proprietary amphipathic, bio-adhesive mucosal delivery system designed for application to oral and other mucosal tissues. The platform is being developed for use with a range of active pharmaceutical ingredients, including small molecules, peptides and proteins. SKL is headquartered in Chesterfield, Missouri.

For more information, visit www.shearkershmanlabs.com

About Valion Bio, Inc.

Valion Bio, Inc. (Nasdaq: VBIO) is developing biologics that activate innate immune pathways for cytoprotection and modulate immune responses in conditions driven by radiation, disease and immune dysregulation.

The Company’s lead product candidate, Entolimod, is being developed as a potential medical countermeasure for Acute Radiation Syndrome (“ARS”) and has been evaluated in animal models under the U.S. Food and Drug Administration’s (“FDA”) Animal Rule, which allows the Agency to approve new drugs and biological products based on animal efficacy studies when human clinical trials are not ethical or feasible, such as in the case of acute radiation exposure. Entolimod is a novel Toll-like Receptor 5 agonist designed to activate NF-κB signaling pathways associated with cellular protection, tissue recovery and immune response. The product candidate has received Fast Track and Orphan Drug designations from the FDA.

Beyond its ARS medical countermeasure development program, Entolimod is also being evaluated for its potential to protect healthy tissue during cancer treatment. Sheba Medical Center, a leading global clinical research institution, recently selected Entolimod for an investigator-sponsored clinical trial evaluating its potential to reduce radiation-induced neutropenia and protect healthy tissue in patients undergoing radiation therapy.

Valion Bio is also advancing Entolasta, a next-generation TLR5 agonist designed for potential use in broader therapeutic applications, including oncology supportive care.

For more information, visit www.valionbio.com.

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Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Valion’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements in this press release include, among others, statements regarding: the development and regulatory advancement of Entolimod under the FDA Animal Rule; the timing and outcome of regulatory or government interactions; the potential of oral mucosal administration to produce measurable systemic exposure to Entolimod and, if so, the potential to characterize the pharmacokinetic profile of that absorption; the potential use of Entolimod before or after radiation exposure; the product candidate’s potential to address gastrointestinal or hematopoietic radiation injury; the portability and stability of an oral mucosal version of the product candidate, the interest of governments or other entities in stockpiling and/or prophylactic administration to its personnel, the addressable opportunity scale, interest and/or success, the initiation, design, timing and outcome of investigator-sponsored studies in neutropenia; the development and potential applications of Entolasta; the ability of the Company to expand the TLR5 platform into oncology supportive care or other indications; and the Company’s ability to obtain additional capital and the continued listing of the Company’s common stock on the Nasdaq Capital Market. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Valion’s actual results to differ from those contained in the forward-looking statements, see Valion’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, under the heading “Risk Factors”; as well as the Company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Valion undertakes no duty to update such information except as required by applicable law.

Investor and Media Contact:

Stephen Kilmer

(646) 274-3580

Stephen.Kilmer@valionbio.com

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